FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE TO PRESENT AT WELLS FARGO SECURITIES CONFERENCE

HOUSTON, Sept. 27, 2010 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that senior management will present at the Wells Fargo Securities Consumer Conference on Sept. 30 at the Crowne Plaza Times Square hotel in New York City. The presentation is scheduled to begin at 10:15 a.m. ET.

Presentation slides and a live audio webcast, with a replay available through Oct. 7, will be accessible through Group 1’s website at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/news/events.aspx.

About Group 1 Automotive, Inc.
Group 1 owns and operates 101 automotive dealerships, 136 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations | Group 1 Automotive Inc. | 713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs | Group 1 Automotive Inc. | 713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc. | 713-627-2223 | cwoods@piercom.com